Exhibit 99.1

News Release

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Kevin S. Inda

Vice President of Investor Relations

225-298-5318

kinda@he-equipment.com

H&E Equipment Services, Inc. Announces

Pricing of Senior Notes Offering

BATON ROUGE, Louisiana — (November 30, 2020) — H&E Equipment Services, Inc. (NASDAQ: HEES) (the “Company” or “H&E”) today announced the pricing of $1.25 billion in aggregate principal amount of its 3.875% senior notes due 2028 (the “Notes”) in a private placement (the “Offering”). The Notes were priced at 100.000% of the principal amount. The Notes will be senior unsecured obligations of the Company and will be guaranteed by the Company’s current and future material domestic restricted subsidiaries. The Offering is expected to close on December 14, 2020, subject to the satisfaction of customary closing conditions.

The Company expects to use the net proceeds from the Offering to fund the consideration payable to purchase its existing 5.6250% senior notes due 2025 (the “Existing Notes”) tendered and accepted for purchase in the Company’s tender offer for the Existing Notes or otherwise redeem, repurchase or discharge the Existing Notes, to pays fees and expenses incurred in connection with the foregoing and the Offering and otherwise for general corporate purposes.

The Notes and related guarantees are being offered in a private placement solely to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

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H&E Equipment Services Announces Pricing of Senior Notes Offering

November 30, 2020

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offer of the Notes will be made only by means of a private offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Forward-Looking Statements

Statements contained in this press release that are not historical facts, including statements about H&E’s beliefs and expectations, are “forward-looking statements” within the meaning of the federal securities laws. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend”, “foresee” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) the Company’s ability to consummate the offering of the Notes; (2) risks related to the impact of the COVID-19 global pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, material delays and cancellations of construction or infrastructure projects, supply chain disruptions and other impacts to the business; (3) general economic conditions and construction and industrial activity in the markets where we operate in North America; (4) our ability to forecast trends in our business accurately, and the impact of economic downturns and economic uncertainty in the markets we serve (including as a result of current uncertainty due to COVID-19); (5) trends in oil and natural gas could adversely affect the demand for our services and products; (6) the impact of conditions in the global credit and commodity markets (including as a result of current volatility and uncertainty in credit and commodity markets due to COVID-19) and their effect on construction spending and the economy in general; (7) relationships with equipment suppliers; (8) increased maintenance and repair costs as we age our fleet and decreases in our equipment’s residual value; (9) our indebtedness; (10) risks associated with the expansion of our business and any potential acquisitions we may make, including any related capital expenditures, or our inability to consummate such acquisitions; (11) our possible inability to integrate any businesses we acquire; (12) competitive pressures; (13) security breaches and other disruptions in our information technology systems; (14) adverse weather events or natural disasters; (15) compliance with laws and regulations, including those relating to environmental matters, corporate governance matters and tax matters, as well as any future changes to such laws and regulations; and (16) other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and the Company’s most recent Quarterly Reports on Form 10-Q. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release. These statements are based on the current beliefs and assumptions of H&E’s management, which in turn are based on currently available information and important, underlying assumptions. H&E is under no obligation to publicly update or revise any forward-looking statements after this press release, whether as a result of any new information, future events or otherwise. Investors, potential investors, security holders and other readers are urged to consider the above mentioned factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

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